UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 18, 2026, Genprex, Inc. (“Genprex” or the “Company”) issued a press release announcing that its research collaborators will present at the upcoming 2026 American Association for Cancer Research (“AACR”) Annual Meeting being held April 17-22, 2026 in San Diego, California. The collaborators will present positive preclinical data from studies of its lead drug candidate, Reqorsa® Gene Therapy (quaratusugene ozeplasmid, also referred to as “Quar Oze”), for the treatment of lung cancer. The press release noted that these findings advance the Company’s understanding of TUSC2’s therapeutic mechanisms and its impact on lung cancer.  Additionally, the Company believes that the identification of TROP2 and PTEN as potential biomarkers of response to TUSC2 gene therapy in non-small cell lung cancer (“NSCLC”) is a pivotal development, providing insights that could refine patient selection strategies and optimize the therapeutic efficacy of REQORSA in a clinical setting.

The first of the featured Genprex-supported posters to be presented at 2026 AACR is titled “TROP2 and PTEN are biomarkers of primary resistance to TUSC2 gene therapy in non-small cell lung cancer.” In this study, researchers established models primarily resistant to TUSC2 gene therapy (“REQORSA” or “Quar Oze”) to find biomarkers indicative of TUSC2 gene therapy resistance in NSCLC cell lines, PDX-derived organoids (“PDXOs”), and patient-derived xenografts (“PDXs”). A panel of 10 NSCLC cell lines screened for TUSC2 sensitivity showed resistance in 50% of the cell lines, as assessed by annexin V staining and colony formation assays. Researchers evaluated TUSC2 sensitivity in 12 NSCLC PDXOs using ATP-based viability assays in 3D culture following TUSC2 or empty vector transfection. While some PDXOs were highly responsive to TUSC2 within 72 hours post-transfection, 50% of PDXOs exhibited primary resistance. TC314AR (Acquired Resistance) PDX tumors and xenograft models (A549AR, H1299AR, H23AR) were developed, grown in NSG mice, and then treated with TUSC2 gene therapy. 20-30% of tumors in every model showed resistance, with no significant reduction in size compared to the control tumors after treatment. Protein expression profiling using reverse-phase protein array (“RPPA”) analysis of 500 proteins showed distinct expression signatures, with several candidate biomarkers significantly altered in resistant cell lines and PDXOs. RPPA analysis of residual tumors from both the xenograft and PDX models revealed significant but model-specific alterations in protein expression between responders and non-responders. Comparative analyses across the three models showed low expression of TROP2 and high expression of PTEN as potential biomarkers of primary resistance. Overexpression of TROP2 in H1299 and H460 cells increased TUSC2-induced apoptosis. These findings suggest that TROP2 and PTEN may serve as biomarkers to predict TUSC2 response and guide therapeutic strategies in NSCLC.

The second poster to be presented at 2026 AACR is titled “Quaratusugene ozeplasmid mediated TUSC2 upregulation in EML4-ALK bearing non-small cell lung carcinoma induces apoptosis and is highly effective in preclinical studies.”  In this study, researchers evaluated TUSC2 expression in a range of ALK+ cell lines and patient-derived organoids (“PDOs”), both prior to and following exposure to Quar Oze. The findings show that Quar Oze-driven TUSC2 overexpression initiates a robust pro-apoptotic response in ALK-positive (“ALK+”) models, not only in cells that are sensitive but also with acquired resistance (generated in the lab) to the ALK inhibitor, alectinib. This is evidenced by increased pro-apoptotic markers and lower cell viability when Quar Oze is used in combination with alectinib. To further assess the Quar Oze and alectinib combination, researchers tested it in two in vivo models: (1) an alectinib-sensitive model using subcutaneous injection of NCI-H2228 ALK+ cells into nude mice, and (2) an alectinib-resistant model using ALK167 PDX implants in NSG mice. Once tumors reached ~ 100 mm³, mice were randomized into four groups: vehicle control; Quar Oze alone (25 μg/mouse, IV, every three days); alectinib alone (0.5 mg/kg for sensitive or 15 mg/kg for resistant, oral, daily); and Quar Oze plus alectinib at the same doses. In the sensitive model, tumors in the alectinib-treated group shrank by 60%. Notably, treatment with Quar Oze alone, and particularly Quar Oze combined with alectinib, resulted in 79% tumor shrinkage (p value 0.0135 versus control), demonstrating a 23% improved outcome compared to alectinib alone. These findings suggest that Quar Oze might serve as a valuable adjunct therapy, especially for patients who have advanced disease and/or experience resistance to TKIs.  In the resistant model, the Quar Oze and alectinib combination produced a synergistic effect, achieving the greatest tumor reduction and improved overall survival (p value 0.0001 versus control), further supporting the clinical potential of this therapeutic strategy in ALK+ NSCLC. Altogether, the researchers believe that the in vitro and in vivo studies indicate that Quar Oze-mediated TUSC2 overexpression in ALK+ NSCLC effectively curtails tumor growth and proliferation via activation of apoptotic pathways, providing a compelling rationale for progressing toward a clinical trial.

The third poster to be presented at 2026 AACR is titled “Restoring TUSC2 function boosts NK cell cytotoxicity and antitumor immunity in vivo and in vitro.”  In this study, Tusc2 knockout (“Tusc2 KO”) and wild-type (“Tusc2 WT”) mice were challenged with syngeneic tumor cells (344SQ) and treated with TUSC2-expressing lipoparticles or otherwise known as Quar Oze. The therapeutic group received Quar Oze after tumor establishment starting at day 8 from cell line injection, while the prophylaxis group received Quar Oze before tumor establishment, starting 2 days before injection of cell lines. Control groups received empty lipoparticles.  After three weeks from cell line injection, tumor volumes were assessed, and mice were euthanized for collection of tumors, spleens, and tumor-draining lymph nodes (“TDLN”). Immune cell phenotypes and cytotoxic markers were analyzed using flow cytometry. In vitro studies evaluated NK cell cytotoxic function following Quar Oze treatment by measuring CD107a degranulation and CellTrace Violet–based proliferation. In the therapeutic treatment group, 67% of Tusc2 KO mice and 33% of Tusc2 WT mice achieved complete tumor regression, with all remaining mice showing significant tumor reduction compared with controls. Prophylactic administration did not induce complete tumor clearance but consistently reduced tumor growth across all mice. Immune profiling of the tumor microenvironment revealed that Quar Oze robustly enhanced NK cell cytotoxicity, particularly increasing granzyme B and perforin expression. In vitro assays confirmed that TUSC2 restoration significantly increased NK cell degranulation and proliferation, supporting the in vivo findings. In conclusion, the findings from this study suggest TUSC2 acts as a critical enhancer of innate antitumor immunity by boosting NK cell cytotoxic function. Therapeutic delivery of TUSC2 via Quar Oze suppresses tumor progression and, in many cases, drives complete tumor elimination. These results highlight TUSC2 as a potent immunomodulatory tumor suppressor and support its development as a dual-function therapeutic that directly targets tumor cells while also activating NK cell–mediated immunity.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2024.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: March 18, 2026	By:	/s/ Ryan Confer
Ryan Confer
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)